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                           EXHIBIT 21 - SUBSIDIARIES
                           -------------------------



                              CROWN ANDERSEN INC.
                            A Delaware Corporation
                              306 Dividend Drive
                         Peachtree City, Georgia 30269
                            Phone: 1 (770) 486 2000
                             Fax: 1 (770) 487 5066



                              Andersen 2000 Inc.
                            A Delaware Corporation
                              306 Dividend Drive
                         Peachtree City, Georgia 30269
                            Phone: 1 (770) 486 2000
                             Fax: 1 (770) 487 5066



                              Montair Andersen bv
                     A Netherlands Registered Corporation
                        And Wholly Owned Subsidiary Of
                              Andersen 2000 Inc.
                               Heuvelsestraat 14
                                5967 NG Sevenum
                                The Netherlands
                             Phone: 31 77 467 2473
                              Fax: 31 77 467 3012